CERTIFICATE OF INCORPORATION
                                       OF
                         ENTERTAINMENT & HOLDINGS, INC.

FIRST:  The name of the Corporation is Entertainment & Holdings, Inc.

SECOND: Its registered office is to be located at Suite 606, 1220 N. Market St., Wilmington, DE 19801, County of New Castle. The registered agent is American Incorporators Ltd. whose address is the same as above.

THIRD: The nature of business and purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand five hundred (1,500). All such shares are to be without par value and are to be of one class.

FIFTH: The name and mailing address of the incorporator is as follows:

                  Lisa Marie Lobozzo
                  Suite 606
                  1220 N. Market Street
                  Wilmington, DE 19801

SIXTH: The powers of the undersigned incorporator will terminate upon filing of the certificate of incorporation. The name and mailing address of the person(s) who will serve as initial director(s) until the first annual meeting of stockholders or until a successor(s) is elected and qualified are:

                  Martin Kelly
                  8 Bruce Court
                  Montebello, NY 10901

SEVENTH: Each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts stated herein are true, and I have accordingly hereunto set my hand.


                                              /s/ Lisa Marie Lobozzo
                                              ----------------------------------
                                              Incorporator

            Certificate of Amendment of Certificate of Incorporation

                                       of

                         ENTERTAINMENT & HOLDINGS, INC.


                  It is hereby certified that:

                  1. The name of the corporation (hereafter called the "Corporation") is ENTERTAINMENT & HOLDINGS, INC.

                  2. The certificate of incorporation of the Corporation is hereby amended by striking out Articles FIRST and FOURTH thereof and by substituting in lieu of said Articles, respectively, the following new Articles:

         "FIRST: The name of the Corporation is Re-Track USA, Inc."

         "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000), all of which are common stock having a par value of one cent ($.01) per share."

                  3. There are currently 1,500 shares of common stock authorized to be issued, without par value, none of which are issued and outstanding. Each unissued share of common stock, without par value, is changed by this amendment into 16,666.67 shares of common stock, par value $.01 per share.

                  4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

                  5. The Corporation has not received payment for any of its stock.

Signed and attested to on May 17, 1996.


                                            /s/ Martin Kelly
                                            ------------------------------------
                                            Martin Kelly, President


Attest:



/s/ Martin Kelly
-------------------------------
Martin Kelly, Secretary

                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER


Re-Track USA, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter and hereby certifies as follows:

         1.       The name of this corporation is Re-Track USA, Inc.

         2. Its registered office in the State of Delaware is located at 1220 No. Market Street, City of Wilmington, Zip Code 19801, County of ______________ the name and address of its register agent is American Incorporations, Ltd.

         3. The date of the original Certificate of Incorporation in Delaware was 2/29/96.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1998, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Martin Kelly the last and acting authorized officer hereunto set his/her hand to this certificate this 14th day of April 1999.

                                     By:    /s/ Martin Kelly
                                         ---------------------------------------
                                                    Authorized Officer

                                     Name: Martin Kelly
                                           -------------------------------------
                                                        Print of Type

                                     Title: President/CEO
                                            ------------------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                RETRACK USA, INC.


         Retrack USA, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by resolution of the Board of Directors adopted by their unanimous written consent and consented to in writing by the majority stockholders of the Corporation, in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         II. Article 1 of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                  "1. The name of the corporation is Retrac Medical, Inc."

         IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 26th day of May, 2000.

                                    RETRACK USA, INC.


                                    By:  /s/ Martin Kelly
                                         -----------------------------------
                                         Martin Kelly, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              RETRAC MEDICAL, INC.


         Retrac Medical, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following:

         I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been consented to in writing by the majority stockholders of the Corporation, in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         II. Article Fourth of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                                   "Article IV
                                 Capitalization

                           The Corporation shall have authority to issue an
                  aggregate of 25,000,000 shares of common stock, par value $0.01 (hereinafter, the "Common Stock"). Each three (3) shares of Common Stock, par value $0.01, outstanding on the effective date of this Amendment shall be automatically converted into two (2) shares of Common Stock and in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock. The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:"

         IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 7th day of September, 2000.


                                        RETRAC MEDICAL, INC.


                                        By:  /s/ Thomas Sassone
                                            ------------------------------------
                                            Thomas Sassone, President and
                                            Chief Executive Officer